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                                            Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-48176




                        --------------------------------

                              PROSPECTUS SUPPLEMENT
                        --------------------------------

                                6,340,426 Shares

                         AFFINITY TECHNOLOGY GROUP, INC.
                                  Common Stock


         On February 12, 2001, our common stock was delisted from the Nasdaq SmallCap Market. On February 13, 2001, shares of our common stock began trading on the OTC Bulletin Board under the symbol "AFFI."

         This prospectus supplement relates to the prospectus, dated as of February 9, 2001, of Affinity Technology Group, Inc. with regard to 6,340,426 shares of common stock.















          The date of this prospectus supplement is February 13, 2001.